Exhibit 99.1

February 2005 EnerCom and NASDAQ Oilservice Conference III

The information contained within this presentation is forward looking and involves risks and uncertainties that could significantly impact expected results. A discussion of these risks and uncertainties is contained in the Company's Form 10-K filed with the Securities and Exchange Commission on December 13, 2004.

1st time since 1920, H&P is a pure play driller. Increased our rig fleet by 45%. 50 new FlexRigs have established the new performance standard for the industry. Potential for an up cycle that is prolonged and less volatile. We remain financially strong and well positioned. What Is Different About This Cycle

International Platform Conventional FlexRigs Rig Fleet 27 11 29 61 The Three Distinct Markets Of H&P's Rig Fleet 128 Total Rigs February 2005

Rig Fleet Increase Of 45% Since 2000 2000 2001 2002 2003 2004 2005 Rig Fleet Size 88 96 111 128 131 128 45% Increase

U.S. Land Cash Margin Per Rig Day

Common Stock Total Return Index 10/20/2004 - 2/14/2005 First Quarter Earnings Announced 4th Quarter and Fiscal Year Earnings Announced

U.S. Land Operations 12/1/2003 3/1/2004 6/1/2004 9/1/2004 12/1/2004 operating profit 6455000 5747000 9487000 13856000 25588000 12/1/2003 3/1/2004 6/1/2004 9/1/2004 12/1/2004 Margin Per Day 3414 3186 3644 4223 5563 Utilization 0.81 0.86 0.89 0.92 0.92

Baker Hughes U.S. Rig Count January 3, 1997 - February 11, 2005

U.S. Offshore Operations 12/1/2003 3/1/2004 6/1/2004 9/1/2004 12/1/2004 Operating Profit 4212000 3880000 3820000 -47540000 4168000 Without Impairment 4000000 12/1/2003 3/1/2004 6/1/2004 9/1/2004 12/1/2004 Margin Per Day 14986 14163 11608 10400 11542 Utilization 0.42 0.42 0.52 0.54 0.56

Baker Hughes - International Rig Count January 1997 - January 2005

International Operations 12/1/2003 3/1/2004 6/1/2004 9/1/2004 12/1/2004 Operating Profit 3640000 1555000 1746000 5185000 6197000 12/1/2003 3/1/2004 6/1/2004 9/1/2004 12/1/2004 Margin Per Day 5690 5204 4250 6007 5862 Utilization 0.53 0.51 0.53 0.57 0.71

FY01 FY02 FY03 FY04 FY05 80.467 53.706 17.873 4.359 77.597 35.441 15.947 -11.987 77.597 35.441 15.947 19.953 70 19.953 HELMERICH & PAYNE, INC. NET INCOME * * Net income excluding impairment charge, equity income, gains from sale of portfolio, and (in 2005) the sale of two land rigs. First Quarter FY2005 Annualized

EPS Sensitivity * US Land Annual EPS Increases $1000 Average Revenue & Margin Per Day Increase .37 US Platform 1 Additional Rig Working A Full Year .07 International Utilization Increasing By 5 Percentage Points .03 * Using 1Q05 Earning & Statistics As Baseline See Forward Looking Statement Disclaimer - Page 2

0% 5% 10% 15% 20% 25% 30% 35% $4,000 $5,000 $6,000 $7,000 $8,000 $9,000 $10,000 $11,000 Average Rig Margin per Day FlexRig3 Project Return Estimates Actual 12 mos. FY2004 Cash On Cash Returns Actual 1st Qtr FY2005 Financial ROIC Actual Feb.17, 2005

Focus on improving the Company's total return on invested capital. Leverage our experience in rig design, construction, and field execution into additional opportunities. Look for international market expansion where operators place greater value on improved drilling efficiencies and overall performance. What's Next For H&P?

101 U.S. Rigs 27 International Rigs 128 Total H&P Rigs 7 Management Contracts Rig Locations South America Venezuela 10/12 Colombia 2/2 Ecuador 8/8 Bolivia 0/2 Argentina 2/2 GOM 5/11 U.S. Land 84/90 California Equatorial Guinea Russia Hungary - Rig 168 (In Transit to U.S.)

Rig Status as of 17 February 2005 Rigs Available 61 29 11 27 128 Rigs Working/ Contracted 61 23 5 22 111 % Activity 100% 79% 45% 81% 87% U.S. Land, FlexRig & Mobile U.S. Land, Conventional U.S. Platform International Land Total Management Contracts: U.S. GOM & CA Equatorial Guinea Russia Total Rigs Working/Contracted 2 1 4 118

Segment Outlook - U.S. Land Sustained rig demand Potential for continuing dayrate increases Growing customer focus on safety and performance Exploit H&P's competitive advantages Strong and Improving!

1997 1998 1999 2000 2001 2002 2003 2004 Rigs 18,000' + 15 15 15 16 18 22 22 21 Rigs 8 - 18,000' 15 21 25 23 31 44 61 69 Move from Deep to Mid-Depth Land Rigs

Total M&S - U.S. Land

Steady platform rig demand and supply Continues to be a rewarding business (Outstanding performance, reasonable ROI) Operating leverage available for potential recovery Rig management contract opportunities Segment Outlook - Offshore, U.S. GOM Steady, Good Potential

Venezuela - Nine rigs are working. Tenth rig has LOI. Colombia - Two rigs working. Should continue for FY05. Ecuador - Eight rigs working. Hungary - As forecast, R168 completed work December 04. Returning to U.S. Bolivia/Argentina - One rig working. One rig has LOI. Two stacked rigs likely to resume work by 1 July 05. Segment Outlook - International Recovering! Highest Activity in S.America since 1998

Russia H&P now six months into assistance contract for four Russia rigs. Early Results of Assistance Team: ? Good relationship with customer. ? Steep learning curve for Russian & artic environment. ? Improving field performance. ? FlexRig concepts offer meaningful possibilities. 3. Growing interest in application of new drilling rig technology. High Potential

H&P is the leader in: Well and personnel safety Field performance Best value Why Do Operators Select H&P Rigs?

2004 Safety Performance

Innovative technology Reduced move times Reliability Drilling performance H&P is the Leader in Field Performance

Apply New Ideas & Technology Integrated Top Drive Mechanized Tubular Handling VFD AC Drawworks BOP Handling V-ICIS eD Controls Communications

H&P Land Rig Moves 1998 to 2004 1200 HP Mobile Rigs 1500 HP FlexRigs 1000 HP 1500 HP 2000 HP 3000 HP Average Rig Move Days 2.39 3.31 5.75 7.27 8.27 10.38 # moves 723 1150 266 158 130 89 Conventional Rigs (Rig move time: Time from rig release on last well to spud of next well including time to rig down, transport, rig up and prepare to spud.)

June 2002 - January 2005 FlexRigs Contracted Downtime Percentage H&P FlexRig3 Downtime Performance

Highlights of Rigs 210 - 241 1. Field Performance vs. customer's planned drill curves ? 578 complete wells to date ? 381 wells (66%) under ? 26 wells (5%) on ? 171 wells (29%) over 2. 40% of FlexRig3s are currently drilling directional, more technically difficult wells. FlexRig3

Example of Best Value: H&P 213 FlexRig3

Best Value - Reduced Well Cycle Time Average of best Best of Competition H&P R213 in field to Aug 02 Dec 04 Jan 05 Drilling days 21 9.5 7.5 Completion days 2 2 2 Moving days 6 5 3 Well cycle in days 29 16.5 12.5 2. Contractor rate/day $8,000 $12,000 $15,500 Operator's other intangible cost per day estimate $7,000 $7,000 $7,000 Operator's daily "spread" cost estimate $15,000 $19,000 $22,500 Intangible cost per well $435,000 $313,500 $281,250 3. Total Value Added - per well $187,500 $247,500 per year ~$4.1MM ~$7.1MM 4. Captured by drilling contractor - per year ~$1.4MM ~$2.7MM 34% 38%

Best Value Reduced Well Cycle Time 3. Added value from FlexRig3 operations Lowest total well cost Increased wells per rig per year: 1st Year: 18 wells vs. 12.5 wells Wells 28 - 54: 29 wells vs. 12.5 wells Early production: Incremental wells on production 1st Year: 5.5 wells / yr Wells 28 - 54: 16.5 wells / yr Improved efficiency of operator's organization

Expanded rig fleet provides greater leverage Returning idle international and offshore rigs to work provides upside Achieve historic advantage of higher utilization rates and margins Value proposition becomes more compelling in an improving market Why We Are Optimistic About The Future?